EXHIBIT 4.9

AMENDMENT NO. 8 TO CREDIT AGREEMENT

This Amendment No. 8 to Credit Agreement, dated as of February 19, 2013, (this “Amendment”), is entered into by HELIX ENERGY SOLUTIONS GROUP, INC., a Minnesota corporation (the “Borrower”), the lenders party to the Credit Agreement described below, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer.

INTRODUCTION

Reference is made to the Credit Agreement dated as of July 3, 2006 (as modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and the Administrative Agent.

The Borrower has sold the subsidiaries that owned its oil and gas assets and seeks to make certain amendments to the Credit Agreement as a result.

The Borrower has requested, and the Lenders and the Administrative Agent have agreed, on the terms and conditions set forth herein, to make certain amendments to the Credit Agreement.

THEREFORE, in connection with the foregoing and for other good and valuable consideration, the Borrower, the Lenders, and the Administrative Agent hereby agree as follows:

Section 1. Definitions; References.  Unless otherwise defined in this Amendment, each term used in this Amendment that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

Section 2. Amendment of Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of "Domestic Oil and Gas Properties", "Interim Engineer’s Certificate" and "unproved reserves" in their entirety.

(b) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of "Collateral Coverage Ratio" in its entirety with the following:

"Collateral Coverage Ratio" means, as of any date of determination, the ratio of (a) the sum of the following values of the following assets of the Borrower and its Subsidiaries, provided that in each case, the Administrative Agent, on behalf of the Lenders, has a valid and perfected first priority security interest in such assets pursuant to the respective Security Documents, subject only to Permitted Collateral Liens:  (i) 50% of the appraised value (as set forth in the applicable appraisal most recently delivered pursuant to this Agreement) of the Loan Parties' vessels, remotely operated vehicles, and trenchers, (ii) 50% of the net book value of the Loan Parties' inventory and equipment other than vessels, remotely operated vehicles and trenchers, as of such date, (iii) 85% of the net book value of the Loan Parties' accounts receivable as of such date, and (iv) 90% of the unrestricted cash and unrestricted marketable securities of the Loan Parties as of such date (and for purpose of this clause (iv), Liens in favor of the Administrative Agent, on behalf of the Secured Parties, shall not constitute restrictions) to (b) the Total Outstandings as of such date.

(c) Section 2.06(b) of the Credit Agreement is hereby amended by deleting the language "Oil and Gas Properties or" from subclause (x) of the proviso thereto.

(d) Section 4.02 of the Credit Agreement is hereby amended by replacing clause (a) thereto in its entirety with the following:

(a)           The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(e) Section 6.02 of the Credit Agreement is hereby amended by replacing clause (f) thereto in its entirety with the following:

(f)           Intentionally Left Blank.

(f) Section 6.13(a) of the Credit Agreement is hereby amended by deleting the language ", which are subject to clause (b) below" therefrom.

(g) Section 6.13 of the Credit Agreement is hereby amended by replacing clause (b) thereto in its entirety with the following:

(b)           Intentionally Left Blank.

(h) Section 7.01(k) of the Credit Agreement is hereby amended by deleting the language "and that are taken into account in computing the net revenue interests and working interests of the Borrower or any of its Subsidiaries warranted in the Loan Documents" therefrom.

(i) Section 7.01(l) of the Credit Agreement is hereby amended by deleting the language ", which have been disclosed to the Administrative Agent" therefrom.

(j) Section 7.05(g) of the Credit Agreement is hereby amended by deleting the proviso thereto in its entirety.

(k) Section 7.12 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

7.12           Capital Expenditures.  Make or become legally obligated to make any Capital Expenditure, except for Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Subsidiaries during each fiscal year, the amount set forth below for the applicable category of asset and fiscal year:

	Amount – Oil and Gas Properties	Amount – All Other Assets
Fiscal Year Ending December 31, 2013	$75,000,000	$300,000,000
Each Fiscal Year Thereafter	$0	$300,000,000

provided however that so long as no Default has occurred and is continuing or would result from such expenditure, any portion of any amount set forth above, if not expended in the fiscal year for which it is permitted above, may be carried over for expenditure in the next following fiscal year; and provided further that if any such amount is so carried over, it will be deemed used in the applicable subsequent fiscal year before the amount set forth opposite such fiscal year above.

(l) Exhibit D (Form of Compliance Certificate) to the Credit Agreement is hereby replaced in its entirety with the attached Exhibit D.

(m) Exhibit F (Oil and Gas Property Certificate) to the Credit Agreement is hereby deleted in its entirety.

Section 3. Representations and Warranties.  The Borrower represents and warrants that (a) the execution, delivery, and performance of this Amendment by each Loan Party are within the corporate or equivalent power and authority of such Loan Party and have been duly authorized by all necessary corporate or other organizational action, (b) this Amendment, and the Credit Agreement as amended hereby, constitute legal, valid, and binding obligations of each Loan Party, enforceable against each Loan Party in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws of general applicability affecting the enforcement of creditors’ rights and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); (c) the representations and warranties of the Borrower and each other Loan Party contained in each Loan Document are true and correct in all material respects as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and except that for purposes of this Section 3(c), the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement; (d) no Default or Event of Default exists under the Loan Documents; and (e) the Liens under the Security Documents are valid and subsisting and secure the Obligations.

Section 4. Effect on Credit Documents.  Except as heretofore amended and in effect and amended herein, the Credit Agreement and all other Loan Documents remain in full force and effect as originally executed.  Nothing herein shall act as a waiver of any of the Administrative Agent’s or any Lender’s rights under the Loan Documents as amended, including the waiver of any default or event of default, however denominated.  Each party hereto acknowledges and agrees that this Amendment shall in no manner impair or affect the validity or enforceability of the Credit Agreement, as amended hereby.  This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment may be a default or event of default under the other Loan Documents.

Section 5. Effectiveness.  This Amendment shall become effective, and the Credit Agreement shall be amended as provided for herein as of the date first set forth above, upon receipt by the Administrative Agent (or its counsel) of counterparts hereof duly executed and delivered by a duly authorized officer of the Borrower, each Guarantor, and by the Lenders whose consent is required to effect the amendments contemplated hereby.

Section 6. Reaffirmation of Guaranty.  By its signature hereto, each Guarantor represents and warrants that such Guarantor has no defense to the enforcement of the Guaranty, and that according to its terms the Guaranty will continue in full force and effect to guaranty the Borrower’s obligations under the Credit Agreement and the other amounts described in the Guaranty following the execution of this Amendment.

Section 7. Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8. Miscellaneous.  The miscellaneous provisions set forth in Article X of the Credit Agreement apply to this Amendment.  This Amendment may be signed in any number of counterparts, each of which shall be an original, and may be executed and delivered electronically, including by telecopier and portable digital format (.PDF).

Section 9. ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[signature page follows]

EXECUTED as of the first date above written.

BORROWER

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Lloyd Hajdik
Name:	Lloyd Hajdik
Title:	Senior Vice President – Finance and
Chief Accounting Officer

GUARANTORS

CAESAR HOLDING CO LLC, a Delaware limited liability company
CANYON OFFSHORE, INC., a Texas corporation
CANYON OFFSHORE INTERNATIONAL CORP., a Texas corporation
HELIX INGLESIDE LLC, a Delaware limited liability company
HELIX OFFSHORE INTERNATIONAL, INC., a Texas corporation
HELIX SUBSEA CONSTRUCTION, INC., a Delaware corporation
HELIX VESSEL HOLDINGS LLC, a Delaware limited liability company
HELIX WELL OPS INC., a Texas corporation
NEPTUNE VESSEL HOLDINGS LLC, a Delaware limited liability company
VULCAN MARINE TECHNOLOGY LLC, a Delaware limited liability company

By:	/s/ Anthony Tripodo
Name:	Anthony Tripodo
Title:	Vice President and Treasurer

Signature Page to Amendment No. 8 to Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ DeWayne D. Rosse
Name:	DeWayne D. Rosse
Title:	Agency Management Officer

Signature Page to Amendment No. 8 to Credit Agreement

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Julie Castano
Name:	Julie Castano
Title:	Senior Vice President

Signature Page to Amendment No. 8 to Credit Agreement

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ G. Scott Collins
Name:	G. Scott Collins
Title:	Senior Vice President

Signature Page to Amendment No. 8 to Credit Agreement

CAPITAL ONE N.A.

By:	/s/ Don Backer
Name:	Don Backer
Title:	SVP

Signature Page to Amendment No. 8 to Credit Agreement

COMERICA BANK

By:	/s/ Brenton Bellamy
Name:	Brenton Bellamy
Title:	Assistant Vice President

Signature Page to Amendment No. 8 to Credit Agreement

COMPASS BANK

By:	/s/ Adrayll Askew
Name:	Adrayll Askew
Title:	Vice President

Signature Page to Amendment No. 8 to Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Ari Bruger
Name:	Ari Bruger
Title:	Vice President

By:	/s/ Tyler R. Smith
Name:	Tyler R. Smith
Title:	Associate

Signature Page to Amendment No. 8 to Credit Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Kevin Chichester
Name:	Kevin Chichester
Title:	Director

By:	/s/ Robert M. Wood, Jr.
Name:	Robert M. Wood, Jr.
Title:	Director

Signature Page to Amendment No. 8 to Credit Agreement

IBERIABANK

By:	/s/ Christopher Dvorachek
Name:	Christopher Dvorachek
Title:	SVP

Signature Page to Amendment No. 8 to Credit Agreement

ING CAPITAL LLC

By:	/s/ Subha Pasumarti
Name:	Subha Pasumarti
Title:	Director

Signature Page to Amendment No. 8 to Credit Agreement

NATIXIS

By:	/s/ Louis P. Laville, III
Name:	Louis P. Laville, III
Title:	Managing Director

By:	/s/ Mary Lou Allen
Name:	Mary Lou Allen
Title:	Director

Signature Page to Amendment No. 8 to Credit Agreement

NORDEA BANK FINLAND PLC/LONDON BRANCH

By:	/s/ Sandra Pavic-Watkinson
Name:	Sandra Pavic-Watkinson
Title:	Relationship Manager

By:	/s/ Martin Kahm
Name:	Martin Kahm
Title:	Head of Offshore & Oil Services, London

Signature Page to Amendment No. 8 to Credit Agreement

RAYMOND JAMES BANK, N.A.

By:	/s/ Scott G. Axelrod
Name:	Scott G. Axelrod
Title:	Vice President

Signature Page to Amendment No. 8 to Credit Agreement

RB INTERNATIONAL FINANCE (USA) LLC

By:	/s/ Stephen A. Plauche
Name:	Stephen A. Plauche
Title:	First Vice President

By:	/s/ Randall Abrams
Name:	Randall Abrams
Title:	Vice President

Signature Page to Amendment No. 8 to Credit Agreement

WELLS FARGO BANK, N.A.

By:	/s/ Robert Corder
Name:	Robert Corder
Title:	Director

Signature Page to Amendment No. 8 to Credit Agreement

WHITNEY BANK, a Louisiana state chartered bank

By:	/s/ Paul W. Cole
Name:	Paul W. Cole
Title:	Senior Vice President

Signature Page to Amendment No. 8 to Credit Agreement

FROST BANK

By:	/s/ David Stewart
Name:	David Stewart
Title:	Assistant Vice President

Signature Page to Amendment No. 8 to Credit Agreement